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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 23, 2007

                         VYTERIS HOLDINGS (NEVADA), INC.
             (Exact Name of Registrant as Specified in its Charter)



          Nevada                     000-32741                  84-1394211
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(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
      of Incorporation)                                      Identification No.)



 13-01 Pollitt Drive, Fair Lawn, NJ                                 07410
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(Address of principal executive offices)                          (Zip Code)


        Registrant's telephone number, including area code (201) 703-2299
        -----------------------------------------------------------------


        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]   Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

        [  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange
Act (17 CFR 240.14a-12)

        [  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On February 23, 2007, Vyteris Holdings (Nevada), Inc. (the "Company"), entered into a written letter of intent (the "Letter of Intent"), titled the "Spencer Trask Ventures, Inc. Proposal for the Acquisition of Lehigh Valley Technologies, Inc. by Vyteris Holdings (Nevada), Inc.," with respect to the potential acquisition by the Company of privately-held Lehigh Valley Technologies, Inc., ("LVT").

         Subject to conditions contained in the Letter of Intent, including, without limitation, approval of the transaction described in the Letter of Intent (the "Transaction") by the board of directors and stockholders of the Company, the absence of an injunction or order by any governmental authority prohibiting the Transaction, due diligence, the execution and delivery of definitive agreements with respect to the Transaction (including, without limitation, an acquisition agreement and an employment agreement with LVT's chief executive officer, Jeffrey M. Moshal, an audit of LVT's 2004, 2005 and 2006 financial statements, and other customary closing conditions, the Company, through a to-be-formed wholly owned subsidiary, would acquire 100% of the capital stock of LVT, and the shareholders of LVT, in the aggregate, would receive $13,000,000 in cash and $3,000,000 in principal amount of 6% secured convertible notes ("Secured Notes"). LVT would be required to reduce any outstanding debt to approximately $700,000 and have a working capital balance of no less than zero at closing. The Company would be obligated to promptly register the shares of Company common stock into which the Secured Notes would be convertible. In order to consummate the Transaction, the Company will need to obtain financing for the entire amount of the cash purchase price.

         LVT has agreed not to solicit or encourage other offers for a period ending ten weeks after the completion of the audit of LVT's financial statements for 2004, 2005 and 2006, during which time LVT and the Company would cooperate to complete their respective due diligence reviews.

         The Company will make a payment of $25,000 to LVT, representing the Company's agreed-upon share of the costs of the audit of LVT's 2004, 2005 and 2006 financial statements.

         The Letter of Intent contemplates that Jeffrey M. Moshal would become a Vice President of the Company and remain as chief executive officer of LVT after the closing.

         Either LVT or the Company may terminate the Letter of Intent (i) at any time, if the other party materially breaches any of its obligations or agreements under the Letter of Intent and has not cured such breach within twenty days of notice, (ii) if the definitive Transaction agreement has not been executed by the Company and LVT within ten weeks following the Company's receipt of LVT's audited financial statements for 2004, 2005 and 2006. Further, the Company may terminate the Letter of Intent if it advises LVT that it does not wish to proceed with the proposed Transaction (and will be obligated to reimburse LVT's out-of-pocket financial statement audit expenses).


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ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

         The following Exhibit is attached to this Current Report:

         99.1   Press release dated as of March 1, 2007.


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         VYTERIS HOLDINGS (NEVADA), INC.




                            By: /s/ Timothy McIntyre
                               ---------------------
                                Name:  Timothy McIntyre
                                Title: President and Chief Executive Officer



Dated: March 1, 2007